Exhibit 99.1

PRELIMINARY PROXY CARD

HUMANA INC. 500 W. MAIN STREET ATTN: JOAN LENAHAN 21st FLOOR LOUISVILLE, KY 40202

YOUR VOTE IS IMPORTANT

VOTE BY TELEPHONE OR INTERNET OR MAIL

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [●], 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [●], 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Complete, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLEASE DO NOT MAIL BACK YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUMANA INC.

The Board of Directors recommends you vote FOR the following proposals:
	For	Against	Abstain
1.

Adoption of the Agreement and Plan of Merger, dated as of July 2, 2015, among Aetna Inc. (“Aetna”), Echo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Aetna, Echo Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Aetna, and Humana Inc., as it may be amended from time to time (the “merger agreement”), pursuant to which Echo Merger Sub, Inc. will be merged with and into Humana Inc. (“Humana”), and Humana will continue as the surviving company and a wholly owned subsidiary of Aetna.

	☐	☐	☐
2.

Adjournment from time to time of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Special Meeting or any adjournment or postponement thereof.

	☐	☐	☐
3.

Approval, on an advisory (non-binding) basis, of compensation that will or may be paid or provided by Humana to its named executive officers in connection with the merger contemplated by the merger agreement.

	☐	☐	☐

Signatures of stockholders should correspond exactly with the names shown on this proxy card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. When shares of Humana Common Stock are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

HUMANA INC.

SPECIAL MEETING OF STOCKHOLDERS

[●], 2015

[●], Eastern Time

[Location]

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Bruce D. Broussard and Kurt J. Hilzinger, and each of them, their attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the Special Meeting of Stockholders of Humana Inc. (the “Special Meeting”) to be held at [●] on [●] at [●], Eastern Time, and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote, if personally present, on the proposals as set forth on the reverse side, and to vote in their discretion on any other matters that may properly come before the Special Meeting or any postponements or adjournments thereof.

THE SHARES OF HUMANA COMMON STOCK COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Special Meeting.

(SEE REVERSE SIDE TO VOTE)